UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

August 6, 2010

EXTERRA ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-52319	20-5086877
(Commission File Number)	(IRS Employer Identification No.)

701 South Taylor, Suite 440, Amarillo, TX	79101
(Address of Principal Executive Offices)	(Zip Code)

806-373-7111
(Registrant's Telephone Number, Including Area Code)

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 5, 2010, Exterra Energy, Inc. (the “Company) obtained an Order Granting Temporary Injunction (“Temporary Injunction”) in the matter of Exterra Energy, Inc. (Plaintiff) vs. A.M. Financial Services, Citibank, N.A., Ismail Ismail Abdul Fatah, Kamal Z. Abdallah, Abeir Samad, Christopher J. McCauley, and Administrative Outsource Services, Inc.(Defendants), cause number 98817-E, 108th Judicial District Court, Potter County, Texas.

The Temporary Injunction orders the Defendants to desist and refrain from

(i)
selling, offering to sell, trading, offering to trade, transferring, and offering to transfer any or all of the four million five hundred thousand (4,500,000) shares of Exterra’s unrestricted, publicly traded common stock (OTC BB: “EENI”) initially issued to Defendant A.M. Financial Services, and that is in the Defendants’ individual or collective possession or under Defendants’ control; and

(ii)
transferring between or among themselves any or all of the four million five hundred thousand (4,500,000) shares of Exterra’s unrestricted, publicly traded common stock (OTC BB: “EENI”) initially issued to Defendant A.M. Financial Services, and that is in the Defendants’ individual or collective possession or under Defendants’ control or in the possession or control of any person acting in concert with them;

until a judgment is rendered in this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRA ENERGY, INC.

Date: August 6, 2010	By:	/s/ Robert Royal
Name: Robert Royal
Title: Chairman